NewMarket Technology Inc.


Contact: Investor Relations
Tel: 404 261 1196
Email: ir@newmarkettechnology.com


Press Release

NewMarket Technology, Inc. Completes Sale of Medical Office Software, Inc. to VirtualHealth Technologies, Inc. for $ 3 million

Incubation Business Model Gains Traction As Company Realizes 100% Equity Appreciation in 3 Years on Medical Office Software Investment


DALLAS--(BUSINESS WIRE) October 10, 2006 - NewMarket Technology, Inc. (OTCBB:NMKT) today announced the sale of its subsidiary Medical Office Software, Inc. (MOS) to VirtualHealth Technologies, Inc. (OTC: VHGI) for $3 million in stock and debt. Over two years ago, NewMarket Technology acquired controlling interest in MOS for $550,000. Since the acquisition, NewMarket has invested approximately $1 million into MOS as part of the Company's incubation process.

"The sale of MOS is an important milestone for NewMarket," said Philip Verges, CEO of NewMarket Technology, Inc. "We are introducing a new incubation process with long term sights on all together changing the industry's current approach to high tech research and development. The sale of MOS with a 100% return on investment is a small scale validation of our new incubation process, but a validation nonetheless. It is one of our earliest initiatives started just after the Company had reported $2.3 million in annual revenue. We reported $50 million in profitable annual revenue in 2005 and plan to report over $70 million for 2006. We expect to demonstrate an even larger scale validation of our incubation business model with the soon to be announced reorganization of our Chinese operation into an independent public listing."

In addition to the subsidiary sale, NewMarket will also provide ongoing support services to Medical Office Software as well as its new parent company VirtualHealth Technologies, Inc.

About NewMarket Technology Inc. (www.newmarkettechnology.com) NewMarket Technology Inc. is a Systems Innovation Company. NewMarket has combined a traditional systems integration and support services capacity with a specialized asset-based approach to assisting its clients with the delicate balance between maintaining legacy systems and gaining a competitive edge from the latest technology innovations. NewMarket provides certified integration and maintenance services to support the prevailing industry standard solutions to include Microsoft (Nasdaq:MSFT), Cisco Systems (Nasdaq:CSCO), Hyperion Solutions (Nasdaq:HYSL) and SAP (NYSE:SAP). Concurrently, NewMarket continuously seeks to acquire undiscovered emerging technology assets to incorporate into an overall


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product  portfolio  carefully  packaged to complement  the  prevailing  industry standard solutions. NewMarket's emerging technology portfolio includes products for the Telecommunications, Healthcare, Homeland Security and Financial Services industries. NewMarket delivers its portfolio of products and services through its global network of Solution Integration subsidiaries in North America, Latin America, China and Singapore. As a Systems Innovator, NewMarket has set itself apart from the systems integration market through the introduction of a technology business model that monetizes the value of emerging technologies to improve corporate profits and enhance shareholder value with the regular issue of dividends. NewMarket ranked Number 13 on the 2005 Deloitte Technology Fast 500, a ranking of the 500 fastest growing technology companies in North America. Rankings are based on the percentage of revenue growth over five years from 2000-2004. NewMarket's revenue increased 18,082 percent during this period. The financial results achieved have been three years of rapid, profitable growth from $2.3 million in revenue in 2003 to over $50 million in 2005.


"SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release contains forward-looking statements that involve risks and uncertainties. The statements in this release are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause NewMarket's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making investment decisions.


Contact:  NewMarket  Technology,  Inc.
          Rick Lutz, Investor Relations,
          404-261-1196
          ir@newmarkettechnology.com
          www.newmarkettechnology.com